UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2022

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2022, Biora Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale of an aggregate of 32,506,250 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and accompanying warrants to purchase 32,506,250 shares of Common Stock (the “Warrants”) at a combined purchase price of $0.30 per Share and accompanying Warrant (the “Offering”). The Warrants have an exercise price of $0.3288 per share, will become exercisable commencing six months following the date of issuance and will expire five years following the initial exercise date.

The Company received gross proceeds from the Offering of approximately $9.75 million before deducting placement agent fees and estimated offering expenses. Approximately $3.75 million of the gross proceeds from the Offering are being received as an in-kind payment. Such in-kind payment will be made in the form of a waiver of the Company’s cash interest payment obligation of approximately $3.75 million due on certain of the Company’s 7.25% Convertible Senior Notes due 2025 held by affiliates of Athyrium Capital Management, LP for the payment date occurring on December 1, 2022. The Offering closed on November 9, 2022.

The securities were offered and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258301) initially filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 and declared effective on August 6, 2021. A prospectus supplement relating to the Offering was filed with the Commission on November 9, 2022 (the “Prospectus Supplement”).

Pursuant to an engagement letter, dated as of October 20, 2022, between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee of equal to $472,556. The Company also agreed to pay the Placement Agent up to $25,000 for non-accountable expenses, up to $50,000 of legal counsel and other out-of-pocket expenses and a $15,950 for a clearing fee.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. In addition, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into or exchangeable for shares of common stock or file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or a registration statement on Form S-8 in connection with any employee benefit plan, until January 23, 2023 and for twelve (12) months following the closing date not to issue any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Purchase Agreement), subject to limited exceptions.

The Company agreed to indemnify the placement agent against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The foregoing descriptions of the Purchase Agreement and the Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement and the Form of Warrant, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is filed as an exhibit to any document that is incorporated by reference in the Prospectus Supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Prospectus Supplement relating to the Offering was filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the Prospectus Supplement may also be obtained from the web site maintained by the Placement Agent, and the Placement Agent may distribute the Prospectus Supplement electronically.

An opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Shares is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

In addition, on November 6, 2022, the Company entered into amended warrants with the institutional investors participating in this offering to amend outstanding warrants previously issued in 2021 to purchase (i) up to 2,622,377 shares of common stock with an exercise price of $6.86 per share and (ii) up to 10,097,166 shares of common stock with an exercise price of $2.84 per share.

Accordingly, the Company agreed to (i) lower the exercise price of such existing warrants to $0.3288 per share, (ii) provide that such existing warrants, as amended, will not be exercisable until May 9, 2023 and (iii) extend the original expiration date of such existing warrants to May 9, 2028 (the “Amended Warrants”). The foregoing description of the Amended Warrants is qualified in its entirety by reference to the full text of the Amended Warrants, which are attached to this Current Report on Form 8-K as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference in their entirety.

Item 3.03	Material Modification to Rights of Security Holders.

The information presented under Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Form of Securities Purchase Agreement, dated November 6, 2022, by and between the Company and the Purchasers signatory therein.

10.2	Form of Warrant

10.3	Form of Amended Warrant ($6.86 warrants)

10.4	Form of Amended Warrant ($2.84 warrants)

23.1	Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: November 9, 2022	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer